Exhibit 99.1

Sylvamo Announces Cash Tender Offer and Consent Solicitation for Any and All of Its Outstanding 7.000% Senior Notes Due 2029

February 22, 2023

MEMPHIS, Tenn.—(BUSINESS WIRE)—Sylvamo Corporation (NYSE: SLVM) (“we,” “us,” “our” or the “Company”) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 7.000% Senior Notes due 2029 (the “Notes”).

In connection with the Tender Offer, the Company is also soliciting consents (the “Consents”) from registered holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”) to eliminate substantially all restrictive covenants and certain events of default applicable to the Notes, and modify certain notice requirements for redemption of the Notes by the Company and certain other provisions contained in the Indenture.

The Company is seeking to concurrently (i) amend its existing credit agreement to, among other things, permit the repurchase of all outstanding Notes and (ii) obtain a new senior secured term loan facility in an aggregate principal amount of $300 million, subject to market and other conditions ((i) and (ii) together, the “Financing Transaction”). The Company expects to use the net proceeds from the Financing Transaction, together with cash on hand and, if necessary, proceeds from its accounts receivable finance facility and/or borrowings under its existing revolving credit facility, to pay the applicable consideration (as described below) for all tendered Notes, plus accrued interest and all related fees and expenses. The Financing Transaction is not conditioned upon the completion of the Tender Offer.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated February 22, 2023 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offer.

Title of Notes	CUSIP Nos./ISINs	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration (2)(3)	Early Tender Premium (2)	Total Consideration (2)(3)(4)
7.000% Senior Notes due 2029	144A CUSIP: 87133L AA8 Reg S CUSIP: U7858L AA6 144A ISIN: US87133LAA89 Reg S ISIN: USU7858LAA62	$450,000,000	$970.00	$30.00	$1,000.00

(1)	As of February 22, 2023.
(2)	Per $1,000 principal amount of Notes that are accepted for purchase.
(3)

Excludes accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, that will be paid on the Notes accepted for purchase.

(4)	Includes the Early Tender Premium (as defined below).

The Tender Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on March 21, 2023, unless extended by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”). Subject to the terms and conditions of the Tender Offer, Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on March 7, 2023 (such date and time, as the same may be extended, the “Early Tender Expiration”) and not validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on March 7, 2023, unless extended (such date and time, as the same may be extended, the “Withdrawal Time”) will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Premium set forth in the table above. Holders of Notes that are validly tendered after the Early Tender Expiration, but on or prior to the Expiration Time, will be eligible to receive only the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Premium. No tenders will be valid if submitted after the Expiration Time. The “Early Settlement Date” is expected to be on or about March 9, 2023 (the “Early Settlement Date”), but will be determined at the Company’s option, subject to all conditions to the Tender Offer and Consent Solicitation having been satisfied or waived by the Company. The Company reserves the right, in its sole discretion, to extend or forgo the Early Settlement Date, if any. In the event that it forgoes the Early Settlement Date, all Holders whose Notes are accepted for payment by the Company will receive payment on the Final Settlement Date. The Final Settlement Date is expected to be on March 23, 2023, unless extended or earlier terminated by the Company with respect to the Tender Offer in its sole discretion (the “Final Settlement Date”).

In addition, Holders will receive accrued and unpaid interest, if any, on all of their Notes accepted for purchase from the last interest payment date on their Notes, up to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Holders that validly tender their Notes pursuant to the Tender Offer will be deemed to have delivered their Consents to the Proposed Amendments by virtue of such tender. Holders may not tender their Notes pursuant to the Tender Offer without delivering their Consents in the Consent Solicitation, and Holders may not deliver Consents without also tendering their Notes.

The consummation of the Tender Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, but not limited to, the Company having completed the Financing Transaction on terms and conditions satisfactory to it in its sole discretion, the net proceeds of which, together with cash on hand and, if necessary, proceeds from its accounts receivable finance facility and/or borrowings under its existing revolving credit facility, are sufficient to pay the aggregate Total Consideration for all the tendered Notes, plus accrued interest and all fees and expenses incurred in connection with the Tender Offer and the Consent Solicitation. The Tender Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of Requisite Consents (as defined below). The Company reserves the right, but is under no obligation, to waive any and all of the conditions of the Offer and the Consent Solicitation at any time, in each case without extending the Withdrawal Time for the Offer, subject to applicable law. The Company reserves the right to terminate or extend the Tender Offer or the Consent Solicitation if any condition to the Tender Offer or the Consent Solicitation is not satisfied (or otherwise in its sole discretion), and to amend the Tender Offer or the Consent Solicitation in any respect.

In order for the Proposed Amendments to be adopted with respect to the Notes, the Consents must be received in respect of at least a majority of the principal amount of the Notes then outstanding (excluding any Notes owned by the Company, any guarantor of the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any guarantor) (the “Requisite Consents”). Following the later of (i) the receipt of the Requisite Consents and (ii) the Withdrawal Time, the Company expects to execute and deliver to the Trustee (as defined below) a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments. However, the Proposed Amendments will not become operative until and unless the Company purchases all Notes validly tendered (and not validly withdrawn) in the Tender Offer.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation at or prior to the Withdrawal Time. Any Notes validly tendered and related Consents validly delivered at or prior to the Withdrawal Time that are not validly withdrawn or revoked on or prior to the Withdrawal Time may not be withdrawn or revoked thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Withdrawal Time may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal rights are required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities, Inc. is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities, Inc. by telephone at (980) 388-3646 (call collect) or (888) 292-0700 (toll-free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (bankers and brokers, call collect) or (855) 654-2014 (all other, toll-free); or by email at contact@gbsc-usa.com.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the Trustee under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ over 6,500 colleagues globally. Net sales for 2022 were $3.6 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the expected timing and terms of the proposed Tender Offer and Consent Solicitation. Words such as “anticipate,” “assume,” “could,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are not guarantees of future performance. Any or all forward-looking statements may turn out to be incorrect, and actual results could differ materially from what they express or imply in forward-looking statements. Forward-looking statements are based on current expectations and the current economic environment. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors that are difficult to predict. Although it is not possible to identify all of these risks, uncertainties and other factors, the following factors, among others, could cause our actual results to differ from those in the forward-

looking statements: the deterioration of economic and political conditions where we operate such as continuing inflation that increases our costs of operating, possible economic recession decreasing demand for our products, and the war in Ukraine potentially spreading or causing significant economic disruption, particularly in Europe where we operate; workforce, natural gas, fuel and transportation shortages experienced by us and our suppliers creating challenges for our and their operations to overcome, increasing suppliers’ prices charged to us and increasing our costs of operating; a resurgence of the COVID-19 pandemic or the occurrence of another public health crisis that results in new governmental measures implemented to address it that impede our, our suppliers’ or our customers’ operations, and that exacerbates inflation, workforce and transportation shortages; climate change and physical and financial risks to us associated with fluctuating regional and global weather conditions or patterns; reduced truck, rail and ocean freight availability resulting in higher costs to us or poor service; information technology risks related to potential breaches of security which may result in the distribution of our, customer, employee and vendor information; extensive environmental laws and regulations, as well as tax and other laws, in the United States, Brazil and other countries in which we operate, which could result in substantial costs to us as a result of compliance with, violations of or liabilities under these laws; failure to attract and retain senior management and other key and skilled employees, particularly in the current tight labor market; the loss of our commercial agreements with International Paper; failure of our separation from International Paper to qualify as a tax-free transaction for U.S. federal income tax purposes; our indebtedness and its impact on our ability to operate and satisfy our debt obligations; the limited trading history of our common stock; and the other risks, uncertainties, and other factors affecting us disclosed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

Investors: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com

Media: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

Source: Sylvamo

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